Exhibit 16.1



Letter on Change in Certifying Accountants




July 20, 2009



Securities and Exchange Commission
Washington, D.C.  20549

Commissioners:

We have read TNT Design, Inc.'s statements included under Item 4.01 of its Form 8-K dated July 20, 2009 and we agree with such statements concerning our firm.



/s/  Li & Company